Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-268525 on Form F-4 of our report dated September 29, 2022, relating to the consolidated financial statements of Apollomics Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shenzhen, the People’s Republic of China

December 22, 2022